Exhibit 99.1

News Release

JLL Reports Third-Quarter 2020 Results
Impact of cost mitigation actions reflected in significant bottom-line improvements over second quarter
CHICAGO, November 2, 2020 — Jones Lang LaSalle Incorporated (NYSE: JLL) today reported operating performance for the third quarter of 2020 with diluted earnings per share of $2.52 and adjusted diluted earnings per share1 of $2.99.
•Consolidated revenue was $4.0 billion and fee revenue1 was $1.4 billion, decreases of 12% and 23%, respectively
◦Capital Markets and Leasing continued to be notably affected by the COVID-19 pandemic
◦Steady contributions from Property & Facility Management reflected strength of the global platform and evolving outsourcing trends
•Margin performance benefited from expanded cost mitigation actions and government relief, which more than offset lower transactional revenues
•LaSalle achieved solid advisory fee growth and raised over $2 billion of capital this quarter
•Strong operating cash flows drove net debt to below pre-HFF-acquisition level
“Our third-quarter revenue and profitability grew meaningfully compared with the second quarter, demonstrating the continued resilience of our global, full-service platform in this unprecedented operating environment,” said Christian Ulbrich, JLL CEO. "Leveraging our platform investments, we further enhanced our suite of products and services while driving new efficiencies and lowering our cost base. This allowed us to generate strong cash flow to repay HFF acquisition-related debt within just five quarters and resume share repurchases. We are prepared for the coming quarters as we continue to deliver superior service to our clients and value to our stakeholders while remaining focused on cash generation and margin improvement.”

Summary Financial Results ($ in millions, except per share data, “LC” = local currency)	Three months ended September 30,				Nine months ended September 30,
	2020	2019	% Change in USD	% Change in LC	2020	2019	% Change in USD	% Change in LC

Revenue	$3,978.1	$4,495.6	(12)%	(12)%	$11,744.5	$12,582.7	(7)%	(6)%
Revenue before reimbursements	2,091.4	2,545.8	(18)	(19)	6,152.9	6,855.6	(10)	(10)
Fee revenue[1]	1,417.6	1,815.4	(22)	(23)	4,167.7	4,764.5	(13)	(12)

Net income attributable to common shareholders	$131.9	$128.9	2%	3%	$152.4	$260.7	(42)%	(41)%
Adjusted net income attributable to common shareholders[1]	156.4	183.5	(15)	(15)	219.0	360.1	(39)	(39)

Diluted earnings per share	$2.52	$2.47	2%	3%	$2.92	$5.42	(46)%	(45)%
Adjusted diluted earnings per share[1]	2.99	3.52	(15)	(15)	4.19	7.49	(44)	(44)

Adjusted EBITDA[1]	$243.6	$299.9	(19)%	(19)%	$442.5	$622.0	(29)%	(29)%
Adjusted EBITDA, Real Estate Services	212.3	263.3	(19)	(19)	408.8	525.7	(22)	(22)
Adjusted EBITDA, LaSalle	31.3	36.5	(14)	(17)	33.7	96.4	(65)	(66)

Operating cash flows	$407.9	$231.6	n.m.	n.m.	$363.1	$(251.5)	n.m.	n.m.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release.
-continued-

JLL Reports Third-Quarter 2020 Results - Page 2

Consolidated ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Leasing	$430.3	$604.3	(29)%	(29)%	$1,281.3	$1,706.1	(25)%	(25)%
Capital Markets	284.5	480.0	(41)	(41)	841.6	930.0	(10)	(9)
Property & Facility Management	2,303.3	2,312.8	—	(1)	6,944.3	6,886.8	1	2
Project & Development Services	631.5	785.9	(20)	(21)	1,772.7	2,119.3	(16)	(16)
Advisory, Consulting and Other	218.2	201.0	9	7	589.5	601.1	(2)	(1)
Real Estate Services (“RES”) revenue	$3,867.8	$4,384.0	(12)%	(12)%	$11,429.4	$12,243.3	(7)%	(6)%
LaSalle	110.3	111.6	(1)	(3)	315.1	339.4	(7)	(7)
Total revenue	$3,978.1	$4,495.6	(12)%	(12)%	$11,744.5	$12,582.7	(7)%	(6)%
Reimbursements	(1,886.7)	(1,949.8)	(3)	(4)	(5,591.6)	(5,727.1)	(2)	(2)
Revenue before reimbursements	$2,091.4	$2,545.8	(18)%	(19)%	$6,152.9	$6,855.6	(10)%	(10)%
Gross contract costs[1]	(659.1)	(717.7)	(8)	(9)	(1,963.5)	(2,073.7)	(5)	(4)
Net non-cash MSR and mortgage banking derivative activity	(14.7)	(12.7)	16	16	(21.7)	(17.4)	25	25
Total fee revenue[1]	$1,417.6	$1,815.4	(22)%	(23)%	$4,167.7	$4,764.5	(13)%	(12)%
Leasing	412.9	588.3	(30)	(30)	1,231.9	1,655.5	(26)	(25)
Capital Markets	262.8	458.6	(43)	(43)	796.3	884.7	(10)	(10)
Property & Facility Management	302.4	293.1	3	2	870.2	864.6	1	2
Project & Development Services	188.0	216.1	(13)	(14)	554.9	599.5	(7)	(7)
Advisory, Consulting and Other	145.7	153.6	(5)	(7)	415.0	437.5	(5)	(4)
RES fee revenue	1,311.8	1,709.7	(23)	(24)	3,868.3	4,441.8	(13)	(12)
LaSalle	105.8	105.7	—	(2)	299.4	322.7	(7)	(7)
Operating income	$154.9	$171.6	(10)%	(10)%	$230.3	$347.1	(34)%	(34)%
Equity earnings	$15.0	$17.1	(12)%	(13)%	$1.4	$32.3	(96)	(96)
Adjusted EBITDA[1]	$243.6	$299.9	(19)%	(19)%	$442.5	$622.0	(29)%	(29)%
n.m. - not meaningful as represented by a percentage change of greater than 100%, favorably or unfavorably.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Consolidated Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

-continued-

JLL Reports Third-Quarter 2020 Results - Page 3
Consolidated Third-Quarter 2020 Performance Highlights:
The COVID-19 pandemic (the "pandemic") continued to disrupt JLL's operations, most significantly in transaction-based service lines. As with the second quarter, JLL personnel across the globe, notably in Corporate Solutions and other annuity businesses, partnered with clients to ensure continuity of operations in response to the evolving conditions as well as develop and implement safe return-to-work measures. In response to the pandemic's sustained disruptions to revenue and business operations, the company meaningfully expanded both fixed and variable cost mitigation efforts. With actions taken through October, the company reduced fixed costs by approximately $135 million on an annualized basis, primarily compensation and benefits expense. In addition, expense management actions delivered nearly $120 million of non-permanent cost savings this quarter, including $34 million related to various government relief programs around the world. These non-permanent savings represent costs likely to return in future periods as business volumes recover.
Consistent with the second quarter, RES revenue and fee revenue declined across the geographic segments and most service lines. Property & Facility Management had modest growth, primarily attributable to both strength in the Corporate Solutions and property management businesses, particularly in the United States. Capital Markets and Leasing declines in fee revenue reflected the sharp year-over-year drop in global market volumes. Refer to the segment performance highlights for additional details.
LaSalle achieved solid growth in advisory fees which, coupled with higher transaction fees, offset the impact of lower incentive fees.
Net income attributable to common shareholders was $131.9 million, compared with $128.9 million last year, and adjusted EBITDA was $243.6 million, compared with $299.9 million in 2019. Diluted earnings per share were $2.52, up from $2.47 in 2019; adjusted diluted earnings per share were $2.99, compared with $3.52 last year. The prior-year quarter reflected more significant HFF acquisition-related costs, which impacted diluted earnings per share but not adjusted diluted earnings per share. Refer to Note 3 following the Financial Statements for further details.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 17.2% in USD (17.4% in local currency), compared with 16.5% in the prior-year quarter. The net margin expansion was primarily driven by cost mitigation efforts, including government relief programs, partially offset by net dilution from RES, reflecting the decline in fee revenue, specifically transactional service lines.
Cash Flows and Balance Sheet:
Cash provided by operating activities was $363.1 million for the first nine months of 2020, compared with $251.5 million used in the prior year. The substantial change in cash from operating activities was the result of strong cash collection on trade receivables over the last six months and participation in government relief programs (including continued payment deferral opportunities for government cash obligations). These items were partially offset by lower year-to-date net income in 2020 as well as increased incentive compensation paid in the first quarter of 2020 compared with 2019.
Total net debt was $752 million as of September 30, 2020, representing decreases of nearly $320 million from June 30, 2020, and nearly $730 million from September 30, 2019. The significant decreases from the second quarter and prior year reflect the operating cash flow drivers noted above. The current net debt of $752 million is lower than the company's net debt prior to the HFF acquisition ($880 million as of June 30, 2019), reflecting full repayment of the acquisition-related debt.
Share Repurchases:
Demonstrating the company's commitment to returning cash to shareholders over the long-term, approximately 258,000 shares were repurchased for $25.0 million during the third quarter of 2020.
-continued-

JLL Reports Third-Quarter 2020 Results - Page 4
Americas Third-Quarter 2020 Performance Highlights:

Americas Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Revenue	$2,380.8	$2,687.6	(11)%	(11)%	$7,132.9	$7,401.3	(4)%	(3)%
Reimbursements	(1,389.6)	(1,430.3)	(3)	(3)	(4,128.1)	(4,184.8)	(1)	(1)
Revenue before reimbursements	$991.2	$1,257.3	(21)%	(21)%	$3,004.8	$3,216.5	(7)%	(6)%
Gross contract costs[1]	(202.8)	(200.8)	1	3	(607.9)	(580.3)	5	7
Net non-cash MSR and mortgage banking derivative activity	(14.7)	(12.7)	16	16	(21.7)	(17.4)	25	25
Fee revenue[1]	$773.7	$1,043.8	(26)%	(26)%	$2,375.2	$2,618.8	(9)%	(9)%
Leasing	313.6	460.9	(32)	(32)	986.2	1,318.0	(25)	(25)
Capital Markets	175.5	308.8	(43)	(43)	553.6	533.0	4	4
Property & Facility Management	149.6	121.7	23	24	425.6	348.9	22	23
Project & Development Services	88.7	103.3	(14)	(13)	273.2	283.7	(4)	(3)
Advisory, Consulting and Other	46.3	49.1	(6)	(5)	136.6	135.2	1	2
Segment operating income	$135.2	$176.4	(23)%	(23)%	$256.7	$357.5	(28)%	(28)%
Equity earnings	$4.8	$1.5	n.m.	n.m.	$20.4	$1.6	n.m.	n.m.
Adjusted EBITDA[1]	$161.9	$201.0	(19)%	(19)%	$357.2	$431.1	(17)%	(17)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Americas Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Similar to the second quarter, the pandemic negatively affected the Americas transaction-based service lines. Although U.S. Leasing revenue reflected a notable decrease in office leasing activity, JLL again outperformed substantial market declines in gross absorption. Continued strong growth in industrial partially offset the reduced activity in office. Notably lower investment sales and debt placement activity led to a decline in Capital Markets revenue. Property & Facility Management achieved significant revenue and fee revenue growth driven by new property management and Corporate Solutions clients as well as expansions of existing Corporate Solutions client relationships.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 20.9% in USD and local currency, compared with 19.3% in 2019. An estimated $56 million of non-permanent cost savings, including government relief programs, coupled with growth in Property & Facility Management more than offset the decline attributable to transaction-based service lines.
-continued-

JLL Reports Third-Quarter 2020 Results - Page 5
EMEA Third-Quarter 2020 Performance Highlights:

EMEA Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Revenue	$743.8	$862.6	(14)%	(17)%	$2,125.9	$2,404.3	(12)%	(11)%
Reimbursements	(149.1)	(174.1)	(14)	(18)	(500.7)	(492.4)	2	2
Revenue before reimbursements	$594.7	$688.5	(14)%	(17)%	$1,625.2	$1,911.9	(15)%	(15)%
Gross contract costs[1]	(270.1)	(287.5)	(6)	(10)	(722.1)	(814.9)	(11)	(11)
Fee revenue[1]	$324.6	$401.0	(19)%	(22)%	$903.1	$1,097.0	(18)%	(17)%
Leasing	56.6	71.0	(20)	(24)	149.1	185.5	(20)	(19)
Capital Markets	69.1	102.0	(32)	(35)	184.2	235.0	(22)	(21)
Property & Facility Management	76.9	95.3	(19)	(23)	221.0	291.6	(24)	(24)
Project & Development Services	68.1	72.4	(6)	(9)	193.0	205.3	(6)	(6)
Advisory, Consulting and Other	53.9	60.3	(11)	(14)	155.8	179.6	(13)	(13)
Segment operating income (loss)	$(2.7)	$13.8	n.m.	n.m.	$(56.6)	$(16.9)	n.m.	n.m.
Equity earnings (losses)	$0.8	$—	n.m.	n.m.	$0.8	$(1.0)	n.m.	n.m.
Adjusted EBITDA[1]	$7.7	$24.6	(69)	(66)	$(26.6)	$16.0	n.m.	n.m.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the EMEA Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

EMEA’s revenue and fee revenue continued to be impacted by the pandemic. Transaction-based revenues were meaningfully lower, especially in Germany, the UK and France; however, JLL outperformed the decline in market gross absorption. The decline in Property & Facility Management fee revenue was primarily due to (i) approximately $11 million of lower fee revenue in the UK mobile engineering business, and (ii) the absence of approximately $9 million of prior-year fee revenue relating to property management businesses in continental Europe that were sold in late 2019.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 2.4% in USD (2.7% in local currency), compared with 6.1% last year. The decline in profitability resulted primarily from transaction-based revenue declines, partially offset by an estimated $23 million of non-permanent cost savings, including government relief programs.
-continued-

JLL Reports Third-Quarter 2020 Results - Page 6
Asia Pacific Third-Quarter 2020 Performance Highlights:

Asia Pacific Real Estate Services ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Revenue	$743.2	$833.8	(11)%	(12)%	$2,170.6	$2,437.7	(11)%	(9)%
Reimbursements	(347.2)	(343.6)	1	(1)	(959.1)	(1,044.3)	(8)	(6)
Revenue before reimbursements	$396.0	$490.2	(19)%	(20)%	$1,211.5	$1,393.4	(13)%	(11)%
Gross contract costs[1]	(182.5)	(225.3)	(19)	(19)	(621.5)	(667.4)	(7)	(5)
Fee revenue[1]	$213.5	$264.9	(19)%	(20)%	$590.0	$726.0	(19)%	(17)%
Leasing	42.7	56.4	(24)	(25)	96.6	152.0	(36)	(36)
Capital Markets	18.2	47.8	(62)	(63)	58.5	116.7	(50)	(49)
Property & Facility Management	75.9	76.1	—	(2)	223.6	224.1	—	1
Project & Development Services	31.2	40.4	(23)	(23)	88.7	110.5	(20)	(18)
Advisory, Consulting and Other	45.5	44.2	3	1	122.6	122.7	—	2
Segment operating income	$34.9	$30.8	13%	13%	$56.7	$58.1	(2)%	(4)%
Equity earnings	$0.9	$0.7	29%	36%	$0.7	$1.4	(50)	(47)
Adjusted EBITDA[1]	$42.7	$37.7	13%	13%	$78.2	$78.6	(1)%	(1)%
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the Asia Pacific Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Consistent with the second quarter, Asia Pacific's transaction-based revenue was meaningfully impacted by the pandemic. Capital Markets revenue declines were most notable in Japan and Greater China, reflecting a shift in deal activity away from large transactions. Leasing fee revenue improved from the second quarter as office leasing activity increased compared to the second quarter. Property & Facility Management revenue and fee revenue demonstrated continued resiliency as property management and Corporate Solutions teams partnered with clients to execute on enhanced facilities management and reentry plans.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 20.0% in USD (20.2% in local currency), compared with 14.2% in 2019. The margin expansion was driven by an estimated $35 million of non-permanent cost savings, including government relief programs, which more than offset the decline attributable to transaction-based revenue.
-continued-

JLL Reports Third-Quarter 2020 Results - Page 7
LaSalle Third-Quarter 2020 Performance Highlights:

LaSalle ($ in millions, “LC” = local currency)	Three Months Ended September 30,		% Change in USD	% Change in LC	Nine Months Ended September 30,		% Change in USD	% Change in LC
	2020	2019			2020	2019
Revenue	$110.3	$111.6	(1)%	(3)%	$315.1	$339.4	(7)%	(7)%
Reimbursements(a)	(0.8)	(1.8)	(56)	(57)	(3.7)	(5.6)	(34)	(33)
Revenue before reimbursements	$109.5	$109.8	—%	(2)%	$311.4	$333.8	(7)%	(7)%
Gross contract costs(a)	(3.7)	(4.1)	(10)	(9)	(12.0)	(11.1)	8	8
Fee revenue[1]	$105.8	$105.7	—%	(2)%	$299.4	$322.7	(7)%	(7)%
Advisory fees(a)	81.0	76.6	6	4	239.5	227.2	5	5
Transaction fees & other(a)	16.8	11.7	44	41	32.0	36.9	(13)	(14)
Incentive fees	8.0	17.4	(54)	(55)	27.9	58.6	(52)	(53)
Segment operating income	$21.0	$20.6	2%	(2)%	$49.3	$62.7	(21)%	(23)%
Equity earnings (losses)	$8.5	$14.9	(43)%	(43)%	$(20.5)	$30.3	n.m.	n.m.
Adjusted EBITDA[1]	$31.3	$36.5	(14)%	(17)%	$33.7	$96.4	(65)%	(66)%
(a) Gross contract costs are primarily within Advisory fees and Reimbursements are primarily within Other.
(1) For discussion of non-GAAP financial measures, see Note 1 following the Financial Statements in this news release. Percentage variances in the LaSalle Performance Highlights below are calculated and presented on a local currency basis, unless otherwise noted.

Note: Annuity revenue for LaSalle is defined as Advisory fees plus Transaction fees
LaSalle achieved solid advisory fee growth, driven by strong private equity capital raising over the trailing twelve months. The advisory fee growth together with higher transactions fees offset the decline in incentive fees.
Equity earnings in the current quarter were substantially attributable to an increased share price of a co-investment in a LaSalle-managed publicly traded REIT in Japan. The prior-year quarter's equity earnings were driven by net valuation increases of co-investments, primarily in Asia Pacific.
Adjusted EBITDA margin for the quarter, calculated on a fee-revenue basis, was 29.5% in USD (29.3% in local currency), compared with 34.5% last year. The margin decline was attributable to lower equity earnings (approximately a 600 basis point impact on margin), partially offset by improved profitability of LaSalle's annuity revenues.
-continued-

JLL Reports Third-Quarter 2020 Results - Page 8
About JLL
JLL (NYSE: JLL) is a leading professional services firm that specializes in real estate and investment management. JLL shapes the future of real estate for a better world by using the most advanced technology to create rewarding opportunities, amazing spaces and sustainable real estate solutions for our clients, our people and our communities. JLL is a Fortune 500 company with annual revenue of $18.0 billion in 2019, operations in over 80 countries and a global workforce of over 92,000 as of September 30, 2020. JLL is the brand name, and a registered trademark, of Jones Lang LaSalle Incorporated. For further information, visit ir.jll.com.

Connect with us

Live Webcast	Conference Call
Management will offer a live webcast for shareholders, analysts and investment professionals on Monday, November 2, 2020, at 9:00 a.m. Eastern. Following the live broadcast, an audio replay will be available for download or stream.
The link to the live webcast and audio replay can be accessed at the Investor Relations website: ir.jll.com.
Refer to ir.jll.com for a registration link to receive unique credentials to access the presentation of earnings via phone. Conference ID: 1245239

Supplemental Information	Contact
Supplemental information regarding the third quarter 2020 earnings call has been posted to the Investor Relations section of JLL's website: ir.jll.com.	If you have any questions, please contact Chris Stent, Executive Managing Director of Investor Relations and Corporate Finance:
	Phone:	+1 312 252 8943
	E-mail:	JLLInvestorRelations@am.jll.com
Cautionary Note Regarding Forward-Looking Statements
Statements in this news release regarding, among other things, future financial results and performance, achievements, plans, objectives and dividend payments may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, including but not limited to, the material adverse effect that the pandemic is having on JLL's business, which may cause the company's actual results, performance, achievements, plans, objectives and dividend payments to be materially different from those expressed or implied by such forward-looking statements. For additional information concerning risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and risks to the company's business in general, please refer to those factors discussed under “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures about Market Risk,” and elsewhere in the company's Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and other reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this release, and except to the extent required by applicable securities laws, management expressly disclaims any obligation or undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in expectations or results, or any change in events.
-continued-

JONES LANG LASALLE INCORPORATED
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2020	2019	2020	2019

Revenue before reimbursements	$2,091.4	$2,545.8	$6,152.9	$6,855.6
Reimbursements	1,886.7	1,949.8	5,591.6	5,727.1
Total Revenue	$3,978.1	$4,495.6	$11,744.5	$12,582.7

Operating expenses:
Compensation and benefits	$1,198.7	$1,488.6	$3,698.5	$4,007.2
Operating, administrative and other	649.4	762.0	1,981.5	2,241.4
Reimbursed expenses	1,886.7	1,949.8	5,591.6	5,727.1
Depreciation and amortization	54.9	53.6	166.8	145.6
Restructuring and acquisition charges[3]	33.5	70.0	75.8	114.3
Total operating expenses	3,823.2	4,324.0	11,514.2	12,235.6

Operating income	154.9	171.6	230.3	347.1

Interest expense, net of interest income	12.3	18.0	41.8	41.2
Equity earnings	15.0	17.1	1.4	32.3
Other income	2.7	0.7	8.8	1.2

Income before income taxes and noncontrolling interest	160.3	171.4	198.7	339.4
Income tax provision	25.7	42.1	32.2	77.6
Net income	134.6	129.3	166.5	261.8

Net income attributable to noncontrolling interest	2.7	0.4	14.1	0.9
Net income attributable to the company	$131.9	$128.9	$152.4	$260.9

Dividends on unvested common stock, net of tax benefit	—	—	—	0.2
Net income attributable to common shareholders	$131.9	$128.9	$152.4	$260.7

Basic earnings per common share	$2.55	$2.50	$2.95	$5.47
Basic weighted average shares outstanding (in 000's)	51,761	51,528	51,670	47,672

Diluted earnings per common share	$2.52	$2.47	$2.92	$5.42
Diluted weighted average shares outstanding (in 000's)	52,247	52,104	52,224	48,077

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
AMERICAS - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$819.6	$1,045.6	$2,635.2	$2,770.1
Depreciation and amortization	36.4	35.3	112.9	88.9
Total segment operating expenses, excluding reimbursed	856.0	1,080.9	2,748.1	2,859.0
Gross contract costs[1]	(202.8)	(200.8)	(607.9)	(580.3)
Total fee-based segment operating expenses	$653.2	$880.1	$2,140.2	$2,278.7

Segment operating income	$135.2	$176.4	$256.7	$357.5
Equity earnings	4.8	1.5	20.4	1.6
Total segment income	140.0	177.9	277.1	359.1
Add:
Depreciation and amortization	36.4	35.3	112.9	88.9
Other income	3.0	—	3.0	—
Net (income) loss attributable to noncontrolling interest	(2.8)	0.2	(14.1)	0.5
Adjustments:
Net non-cash MSR and mortgage banking derivative activity	(14.7)	(12.7)	(21.7)	(17.4)
Adjusted EBITDA[1]	$161.9	$201.0	$357.2	$431.1

EMEA - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$587.6	$664.6	$1,653.8	$1,896.1
Depreciation and amortization	9.8	10.1	28.0	32.7
Total segment operating expenses, excluding reimbursed	597.4	674.7	1,681.8	1,928.8
Gross contract costs[1]	(270.1)	(287.5)	(722.1)	(814.9)
Total fee-based segment operating expenses	$327.3	$387.2	$959.7	$1,113.9

Segment operating income (loss)	$(2.7)	$13.8	$(56.6)	$(16.9)
Equity earnings (losses)	0.8	—	0.8	(1.0)
Total segment income (loss)	(1.9)	13.8	(55.8)	(17.9)
Add:
Depreciation and amortization	9.8	10.1	28.0	32.7
Other (expense) income	(0.2)	0.8	6.2	1.5
Net loss (income) attributable to noncontrolling interest	—	(0.1)	(0.2)	(0.2)
Adjustments:
Gain on disposition	—	—	(4.8)	—
Adjusted EBITDA[1]	$7.7	$24.6	$(26.6)	$16.0

JONES LANG LASALLE INCORPORATED
Selected Segment Financial Data (Unaudited) Continued

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
ASIA PACIFIC - REAL ESTATE SERVICES
Compensation, operating and administrative expenses	$354.2	$452.9	$1,134.3	$1,316.0
Depreciation and amortization	6.9	6.5	20.5	19.3
Total segment operating expenses, excluding reimbursed	361.1	459.4	1,154.8	1,335.3
Gross contract costs[1]	(182.5)	(225.3)	(621.5)	(667.4)
Total fee-based segment operating expenses	$178.6	$234.1	$533.3	$667.9

Segment operating income	$34.9	$30.8	$56.7	$58.1
Equity earnings	0.9	0.7	0.7	1.4
Total segment income	35.8	31.5	57.4	59.5
Add:
Depreciation and amortization	6.9	6.5	20.5	19.3
Other income (expense)	—	(0.2)	0.3	(0.2)
Adjusted EBITDA[1]	$42.7	$37.7	$78.2	$78.6

LASALLE
Compensation, operating and administrative expenses	$86.7	$87.5	$256.7	$266.4
Depreciation and amortization	1.8	1.7	5.4	4.7
Total segment operating expenses, excluding reimbursed	88.5	89.2	262.1	271.1
Gross contract costs[1]	(3.7)	(4.1)	(12.0)	(11.1)
Total fee-based segment operating expenses	$84.8	$85.1	$250.1	$260.0

Segment operating income	$21.0	$20.6	$49.3	$62.7
Equity earnings (losses)	8.5	14.9	(20.5)	30.3
Total segment income	29.5	35.5	28.8	93.0
Add:
Depreciation and amortization	1.8	1.7	5.4	4.7
Other expense	(0.1)	(0.1)	(0.7)	(0.2)
Net loss (income) attributable to noncontrolling interest	0.1	(0.6)	0.2	(1.1)
Adjusted EBITDA[1]	$31.3	$36.5	$33.7	$96.4

JONES LANG LASALLE INCORPORATED
Summarized Consolidated Statements of Cash Flows (Unaudited)
	Nine Months Ended September 30,
(in millions)	2020	2019

Cash provided by (used in) operating activities	$363.1	$(251.5)

Cash used in investing activities	(124.2)	(994.1)

Cash (used in) provided by financing activities	(243.8)	1,194.6

Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	(4.3)	(9.4)

Net change in cash, cash equivalents and restricted cash	$(9.2)	$(60.4)

Cash, cash equivalents and restricted cash, beginning of year	652.1	634.2

Cash, cash equivalents and restricted cash, end of period	$642.9	$573.8

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Consolidated Balance Sheets

	September 30,	December 31,		September 30,	December 31,
(in millions, except share and per share data)	2020	2019		2020	2019
ASSETS	(Unaudited)		LIABILITIES AND EQUITY	(Unaudited)
Current assets:			Current liabilities:
Cash and cash equivalents	$440.0	$451.9	Accounts payable and accrued liabilities	$1,096.7	$1,289.4
Trade receivables, net of allowance	1,439.9	2,034.3	Reimbursable payables	1,030.3	1,245.8
Notes and other receivables	443.1	472.8	Accrued compensation & benefits	1,113.7	1,729.2
Reimbursable receivables	1,357.1	1,671.2	Short-term borrowings	106.4	120.1
Warehouse receivables	1,750.6	527.1	Short-term contract liability and deferred income	161.0	158.8
Short-term contract assets, net of allowance	293.0	333.4	Short-term acquisition-related obligations	92.6	74.4
Prepaid and other	444.8	377.9	Warehouse facilities	1,723.8	515.9
Total current assets	6,168.5	5,868.6	Short-term operating lease liability	164.0	153.4
Property and equipment, net of accumulated depreciation	675.4	701.9	Other	313.6	203.2
Operating lease right-of-use asset	756.8	804.4	Total current liabilities	5,802.1	5,490.2
Goodwill	4,164.0	4,168.2	Noncurrent liabilities:
Identified intangibles, net of accumulated amortization	653.9	682.6	Credit facility, net of debt issuance costs	390.4	512.7
Investments in real estate ventures	389.6	404.2	Long-term debt, net of debt issuance costs	682.9	664.6
Long-term receivables	239.8	250.2	Long-term deferred tax liabilities, net	42.9	106.0
Deferred tax assets, net	235.3	245.4	Deferred compensation	405.9	374.3
Deferred compensation plans	410.7	349.9	Long-term acquisition-related obligations	39.6	124.1
Other	208.1	197.2	Long-term operating lease liability	705.1	751.2
Total assets	$13,902.1	$13,672.6	Other	539.1	436.2
			Total liabilities	$8,608.0	$8,459.3

			Redeemable noncontrolling interest	$7.9	$8.6

			Company shareholders' equity:
			Common stock	0.5	0.5
			Additional paid-in capital	2,008.1	1,962.8
			Retained earnings	3,725.9	3,588.3
			Treasury stock	(47.8)	—
			Shares held in trust	(5.6)	(5.7)
			Accumulated other comprehensive loss	(477.4)	(427.8)
			Total company shareholders' equity	5,203.7	5,118.1
			Noncontrolling interest	82.5	86.6
			Total equity	5,286.2	5,204.7
			Total liabilities and equity	$13,902.1	$13,672.6

Please reference accompanying financial statement notes.

JONES LANG LASALLE INCORPORATED
Financial Statement Notes
1.    Management uses certain non-GAAP financial measures to develop budgets and forecasts, measure and reward performance against those budgets and forecasts, and enhance comparability to prior periods. These measures are believed to be useful to investors and other external stakeholders as supplemental measures of core operating performance and include the following:
(i)Fee revenue and Fee-based operating expenses,
(ii)Adjusted EBITDA attributable to common shareholders ("Adjusted EBITDA") and Adjusted EBITDA margin,
(iii)Adjusted net income attributable to common shareholders and Adjusted diluted earnings per share, and
(iv)Percentage changes against prior periods, presented on a local currency basis.
However, non-GAAP financial measures should not be considered alternatives to measures determined in accordance with U.S. generally accepted accounting principles (“GAAP”). Any measure that eliminates components of a company’s capital structure, cost of operations or investments, or other results has limitations as a performance measure. In light of these limitations, management also considers GAAP financial measures and does not rely solely on non-GAAP financial measures. Because the company's non-GAAP financial measures are not calculated in accordance with GAAP, they may not be comparable to similarly titled measures used by other companies.
Adjustments to GAAP Financial Measures Used to Calculate non-GAAP Financial Measures
Gross Contract Costs represent certain costs associated with client-dedicated employees and third-party vendors and subcontractors and are indirectly reimbursed through the fees we receive. These costs are presented on a gross basis in Operating expenses with the equal amount of corresponding fees in Revenue before reimbursements. Consistent with the treatment of directly reimbursed expenses, excluding gross contract costs from both Fee revenue and Fee-based operating expenses more accurately reflects how the company manages its expense base and operating margins and also enables a more consistent performance assessment across a portfolio of contracts with varying payment terms and structures, including those with direct versus indirect reimbursement of such costs.
Net Non-Cash Mortgage Servicing Rights ("MSR") and Mortgage Banking Derivative Activity consists of the balances presented within Revenue composed of (i) derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity and (ii) gains recognized from the retention of MSR upon origination and sale of mortgage loans, offset by (iii) amortization of MSR intangible assets over the period that net servicing income is projected to be received. Non-cash derivative gains/losses resulting from mortgage banking loan commitment and warehousing activity are calculated as the estimated fair value of loan commitments and subsequent changes thereof, primarily represented by the estimated net cash flows associated with future servicing rights. MSR gains and corresponding MSR intangible assets are calculated as the present value of estimated cash flows over the estimated mortgage servicing periods. The above activity is reported entirely within Revenue of the Capital Markets service line of the Americas segment. Excluding net non-cash MSR and mortgage banking derivative activity reflects how the company manages and evaluates performance because the excluded activity is non-cash in nature.

Restructuring and Acquisition Charges primarily consist of: (i) severance and employment-related charges, including those related to external service providers, incurred in conjunction with a structural business shift, which can be represented by a notable change in headcount, change in leadership or transformation of business processes; (ii) acquisition, transaction and integration-related charges, including fair value adjustments, which are generally non-cash in the periods such adjustments are made, to assets and liabilities recorded in purchase accounting such as earn-out liabilities and intangible assets; and (iii) lease exit charges. Such activity is excluded as the amounts are generally either non-cash in nature or the anticipated benefits from the expenditures would not likely be fully realized until future periods. Restructuring and acquisition charges are excluded from segment operating results and therefore not a line item in the segments’ reconciliation to Adjusted EBITDA.
Amortization of Acquisition-Related Intangibles, primarily composed of the estimated fair value ascribed at closing of an acquisition to assets such as acquired management contracts, customer backlog and relationships, and trade name, is more notable following the company's increase in acquisition activity in recent years. Such non-cash activity is excluded as the change in period-over-period activity is generally the result of longer-term strategic decisions and therefore not necessarily indicative of core operating results.
Gain on Disposition reflects the net gain recognized on the sale of property management businesses in continental Europe. Given the low frequency of business disposals by the company historically, the gain directly associated with such activity is excluded as it is not considered indicative of core operating performance.
Reconciliation of Non-GAAP Financial Measures
Below are reconciliations of (i) Revenue to Fee revenue and (ii) Operating expenses to Fee-based operating expenses:

	Three months ended September 30,		Nine months ended September 30,
($ in millions)	2020	2019	2020	2019

Revenue	$3,978.1	$4,495.6	$11,744.5	$12,582.7
Reimbursements	(1,886.7)	(1,949.8)	(5,591.6)	(5,727.1)
Revenue before reimbursements	2,091.4	2,545.8	6,152.9	6,855.6
Gross contract costs	(659.1)	(717.7)	(1,963.5)	(2,073.7)
Net non-cash MSR and mortgage banking derivative activity	(14.7)	(12.7)	(21.7)	(17.4)
Fee revenue	$1,417.6	$1,815.4	$4,167.7	$4,764.5

Operating expenses	$3,823.2	$4,324.0	$11,514.2	$12,235.6
Reimbursed expenses	(1,886.7)	(1,949.8)	(5,591.6)	(5,727.1)
Gross contract costs	(659.1)	(717.7)	(1,963.5)	(2,073.7)
Fee-based operating expenses	$1,277.4	$1,656.5	$3,959.1	$4,434.8

Below is (i) a reconciliation of Net income attributable to common shareholders to EBITDA and Adjusted EBITDA, (ii) the Net income margin attributable to common shareholders (against Revenue before reimbursements), and (iii) the Adjusted EBITDA margin (presented on a local currency and on a fee-revenue basis). Following this is the (i) reconciliation to adjusted net income and (ii) components of adjusted diluted earnings per share.

	Three months ended September 30,		Nine months ended September 30,
($ in millions)	2020	2019	2020	2019

Net income attributable to common shareholders	$131.9	$128.9	$152.4	$260.7
Add:
Interest expense, net of interest income	12.3	18.0	41.8	41.2
Provision for income taxes	25.7	42.1	32.2	77.6
Depreciation and amortization	54.9	53.6	166.8	145.6
EBITDA	$224.8	$242.6	$393.2	$525.1
Adjustments:
Restructuring and acquisition charges[3]	33.5	70.0	75.8	114.3
Gain on disposition	—	—	(4.8)	—
Net non-cash MSR and mortgage banking derivative activity	(14.7)	(12.7)	(21.7)	(17.4)
Adjusted EBITDA	$243.6	$299.9	$442.5	$622.0
Net income margin attributable to common shareholders	6.3%	5.1%	2.5%	3.8%
Adjusted EBITDA margin	17.4%	16.5%	10.6%	13.1%

	Three months ended September 30,		Nine months ended September 30,
(In millions, except share and per share data)	2020	2019	2020	2019

Net income attributable to common shareholders	$131.9	$128.9	$152.4	$260.7
Diluted shares (in thousands)	52,247	52,104	52,224	48,077
Diluted earnings per share	$2.52	$2.47	$2.92	$5.42

Net income attributable to common shareholders	$131.9	$128.9	$152.4	$260.7
Adjustments:
Restructuring and acquisition charges[3]	33.5	70.0	75.8	114.3
Net non-cash MSR and mortgage banking derivative activity	(14.7)	(12.7)	(21.7)	(17.4)
Amortization of acquisition-related intangibles	14.4	15.0	43.3	30.0
Gain on disposition	—	—	(4.8)	—
Tax impact of adjusted items(a)	(8.7)	(17.7)	(26.0)	(27.5)
Adjusted net income attributable to common shareholders	$156.4	$183.5	$219.0	$360.1
Diluted shares (in thousands)	52,247	52,104	52,224	48,077
Adjusted diluted earnings per share	$2.99	$3.52	$4.19	$7.49
(a) For the first nine months of 2020 and the second quarter of 2019, the tax impact of adjusted items was calculated using the applicable statutory rates by tax jurisdiction. The tax impact of adjusted items for the first and third quarters of 2019 was calculated using the consolidated effective tax rate as this was deemed to approximate the tax impact of adjusted items calculated using applicable statutory tax rates.

Operating Results - Local Currency
In discussing operating results, the company reports Adjusted EBITDA margins and refers to percentage changes in local currency, unless otherwise noted. Amounts presented on a local currency basis are calculated by translating the current period results of foreign operations to U.S. dollars using the foreign currency exchange rates from the comparative period. Management believes this methodology provides a framework for assessing performance and operations excluding the effect of foreign currency fluctuations.
The following table reflects the reconciliation to local currency amounts for consolidated (i) revenue, (ii) fee revenue, (iii) operating income and (iv) Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in millions)	2020	% Change	2020	% Change
Revenue:
At current period exchange rates	$3,978.1	(12)%	$11,744.5	(7)%
Impact of change in exchange rates	(28.5)	n/a	81.4	n/a
At comparative period exchange rates	$3,949.6	(12)%	$11,825.9	(6)%

Fee revenue:
At current period exchange rates	$1,417.6	(22)%	$4,167.7	(13)%
Impact of change in exchange rates	(14.5)	n/a	23.3	n/a
At comparative period exchange rates	$1,403.1	(23)%	$4,191.0	(12)%

Operating income:
At current period exchange rates	$154.9	(10)%	$230.3	(34)%
Impact of change in exchange rates	(1.2)	n/a	(1.5)	n/a
At comparative period exchange rates	$153.7	(10)%	$228.8	(34)%

Adjusted EBITDA:
At current period exchange rates	$243.6	(19)%	$442.5	(29)%
Impact of change in exchange rates	(0.1)	n/a	0.3	n/a
At comparative period exchange rates	$243.5	(19)%	$442.8	(29)%
2.    Each geographic segment offers the company's full range of RES businesses consisting primarily of (i) tenant representation and agency leasing, (ii) capital markets, (iii) property management and facilities management, (iv) project and development services, and (v) advisory, consulting and valuations services. LaSalle provides investment management services to institutional investors and high-net-worth individuals.

3.    Restructuring and acquisition charges are excluded from the company's measure of segment operating results, although they are included within consolidated Operating income calculated in accordance with GAAP. For purposes of segment operating results, the allocation of restructuring and acquisition charges to the segments is not a component of management’s assessment of segment performance.
    The table below shows restructuring and acquisition charges. Included in the following table was $13.8 million and $55.2 million, respectively, for the three and nine months ended September 30, 2020 compared to $60.1 million and $69.8 million, respectively, for the three and nine months ended September 30, 2019 of charges relating to the acquisition and integration of HFF (including transaction/deal costs, retention and severance expense, early lease termination costs, and other integration expenses).

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2020	2019	2020	2019
Severance and other employment-related charges	$19.3	$7.2	$27.6	$17.6
Restructuring, pre-acquisition and post-acquisition charges	14.8	62.1	56.4	76.0
Fair value adjustments that resulted in a net increase (decrease) to earn-out liabilities from prior-period acquisition activity	(0.6)	0.7	(8.2)	20.7
Total restructuring & acquisition charges	$33.5	$70.0	$75.8	$114.3
4.    The consolidated statements of cash flows are presented in summarized form. For complete consolidated statements of cash flows, please refer to the company's Form 10-Q for the quarter ended September 30, 2020, to be filed with the SEC in the near future.
5.    As of September 30, 2020, LaSalle had $65.7 billion of real estate assets under management (AUM), composed of $30.7 billion invested in separate accounts, $30.7 billion invested in fund management vehicles and $4.3 billion invested in public securities. The geographic distribution of separate accounts and fund management investments was $20.9 billion in North America, $15.2 billion in the UK, $10.6 billion in Asia Pacific and $8.7 billion in continental Europe. The remaining $6.0 billion relates to Global Partner Solutions which is a global business line.
    AUM increased 1% in USD (0% in local currency) from $65.0 billion as of June 30, 2020. The increase in AUM resulted from (i) $1.4 billion of acquisitions, (ii) $0.5 billion of foreign currency increases, partially offset by (iii) $1.0 billion of dispositions and withdrawals and (iv) $0.2 billion of net valuation decreases.
    Assets under management data for separate accounts and fund management amounts are reported on a one-quarter lag. In addition, LaSalle raised $2.1 billion in private equity capital for the quarter ended September 30, 2020.
6.    EMEA: Europe, Middle East and Africa. MENA: Middle East and North Africa. Greater China: China, Hong Kong, Macau and Taiwan.
7.    n/m: not meaningful, represented by a percentage change of greater than 100%, favorably or unfavorably.

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line

	Three months ended September 30, 2020				Three months ended September 30, 2019
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$325.2	58.5	46.6	$430.3	$472.7	72.2	59.4	$604.3
Capital Markets	190.8	73.3	20.4	284.5	323.2	106.2	50.6	480.0
Property & Facility Management	1,433.3	348.7	521.3	2,303.3	1,386.3	387.1	539.4	2,312.8
Project & Development Services	336.2	190.8	104.5	631.5	406.0	234.2	145.7	785.9
Advisory, Consulting and Other	95.3	72.5	50.4	218.2	99.4	62.9	38.7	201.0
RES revenue	$2,380.8	743.8	743.2	$3,867.8	$2,687.6	862.6	833.8	$4,384.0
LaSalle				110.3				111.6
Consolidated revenue				$3,978.1				$4,495.6

Revenue before reimbursements
Leasing	$321.5	58.4	46.6	$426.5	$469.2	72.0	59.3	$600.5
Capital Markets	190.6	73.3	18.6	282.5	321.5	106.0	49.9	477.4
Property & Facility Management	287.0	194.8	214.9	696.7	247.3	216.4	241.8	705.5
Project & Development Services	113.6	207.7	65.8	387.1	137.8	230.3	93.1	461.2
Advisory, Consulting and Other	78.5	60.5	50.1	189.1	81.5	63.8	46.1	191.4
RES revenue before reimbursements	$991.2	594.7	396.0	$1,981.9	$1,257.3	688.5	490.2	$2,436.0
LaSalle				109.5				109.8
Consolidated revenue before reimbursements				$2,091.4				$2,545.8

Fee revenue
Leasing	$313.6	56.6	42.7	$412.9	$460.9	71.0	56.4	$588.3
Capital Markets	175.5	69.1	18.2	262.8	308.8	102.0	47.8	458.6
Property & Facility Management	149.6	76.9	75.9	302.4	121.7	95.3	76.1	293.1
Project & Development Services	88.7	68.1	31.2	188.0	103.3	72.4	40.4	216.1
Advisory, Consulting and Other	46.3	53.9	45.5	145.7	49.1	60.3	44.2	153.6
RES fee revenue	$773.7	324.6	213.5	$1,311.8	$1,043.8	401.0	264.9	$1,709.7
LaSalle				105.8				105.7
Consolidated fee revenue				$1,417.6				$1,815.4

Appendix: Revenue, Revenue before Reimbursements and Fee Revenue by Service Line (continued)

	Nine months ended September 30, 2020				Nine months ended September 30, 2019
(in millions)	Americas	EMEA	Asia Pacific	Total	Americas	EMEA	Asia Pacific	Total
Revenue
Leasing	$1,022.2	153.3	105.8	$1,281.3	$1,354.3	190.3	161.5	$1,706.1
Capital Markets	579.0	196.5	66.1	841.6	553.1	248.7	128.2	930.0
Property & Facility Management	4,331.6	1,044.2	1,568.5	6,944.3	4,119.2	1,137.0	1,630.6	6,886.8
Project & Development Services	917.9	558.3	296.5	1,772.7	1,091.5	633.9	393.9	2,119.3
Advisory, Consulting and Other	282.2	173.6	133.7	589.5	283.2	194.4	123.5	601.1
RES revenue	$7,132.9	2,125.9	2,170.6	$11,429.4	$7,401.3	2,404.3	2,437.7	$12,243.3
LaSalle				315.1				339.4
Consolidated revenue				$11,744.5				$12,582.7

Revenue before reimbursements
Leasing	$1,011.4	153.0	105.7	$1,270.1	$1,343.9	190.0	160.7	$1,694.6
Capital Markets	577.0	196.4	62.3	835.7	550.7	248.2	124.5	923.4
Property & Facility Management	827.8	560.0	698.8	2,086.6	717.5	666.3	710.1	2,093.9
Project & Development Services	351.3	544.3	212.0	1,107.6	374.7	613.4	266.5	1,254.6
Advisory, Consulting and Other	237.3	171.5	132.7	541.5	229.7	194.0	131.6	555.3
RES revenue before reimbursements	$3,004.8	1,625.2	1,211.5	$5,841.5	$3,216.5	1,911.9	1,393.4	$6,521.8
LaSalle				311.4				333.8
Consolidated revenue before reimbursements				$6,152.9				$6,855.6

Fee revenue
Leasing	$986.2	149.1	96.6	$1,231.9	$1,318.0	185.5	152.0	$1,655.5
Capital Markets	553.6	184.2	58.5	796.3	533.0	235.0	116.7	884.7
Property & Facility Management	425.6	221.0	223.6	870.2	348.9	291.6	224.1	864.6
Project & Development Services	273.2	193.0	88.7	554.9	283.7	205.3	110.5	599.5
Advisory, Consulting and Other	136.6	155.8	122.6	415.0	135.2	179.6	122.7	437.5
RES fee revenue	$2,375.2	903.1	590.0	$3,868.3	$2,618.8	1,097.0	726.0	$4,441.8
LaSalle				299.4				322.7
Consolidated fee revenue				$4,167.7				$4,764.5